Exhibit 99

viacom

BET CMT COMEDY CENTRAL MTV nickelodeon Paramount PLUTO TV LAND VH1



FQ2'19 EARNINGS PRESS RELEASE | May 10, 2019

VIACOM REPORTS SECOND QUARTER RESULTS

- Delivered Year-over-Year Growth in Reported and Adjusted Diluted Earnings Per Share
- Sequentially Improved Domestic Advertising Revenue Growth, Driven by Acceleration in Advanced Marketing Solutions
- Delivered Ninth Straight Quarter of Year-over-Year Improvement in Paramount Adjusted Operating Income
- Saw Early Momentum in Pluto TV Integration, with Monthly Active Users Growing to Approximately 16 Million in April
- Achieved Significant Distribution Gains, with Renewed and Expanded AT&T Agreement, Carriage on Charter and fuboTV OTT Packages, and Content Deal with T-Mobile

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"This quarter we executed strongly on our strategic priorities and made significant progress in advancing our evolution. We grew viewership share at our flagship networks, accelerated our Advanced Marketing Solutions and continued our momentum at Paramount Pictures. We also achieved important milestones in expanding our distribution across traditional, digital and mobile platforms, while dramatically improving our audience reach through the integration of Pluto TV. As the media landscape continues to segment across price points, we're confident in our strategy, strong results and the opportunities ahead as we continue to position Viacom for the future."

FISCAL YEAR 2019 RESULTS

$ millions, except per share amounts

	Quarter Ended March 31					Six Months Ended March 31				
GAAP	2019	2018	B/(W)%	FX IMPACT%	CONSTANT CURRENCY BASIS †	2019	2018	B/(W)%	FX IMPACT%	CONSTANT CURRENCY BASIS †
Revenues	$ 2,958	$ 3,148	(6)%	(2)%	(4)%	$ 6,048	$ 6,221	(3)%	(3)%	- %
Operating income	573	456	26			1,175	1,174	-		
Net earnings from continuing operations attributable to Viacom	363	256	42			681	791	(14)		
Diluted EPS from continuing operations	0.90	0.64	41			1.69	1.96	(14)		
Non-GAAP†										
Adjusted operating income	$ 637	$ 641	(1)%	- %	(1)%	$ 1,387	$ 1,359	2 %	(1)%	3 %
Adjusted net earnings from continuing operations attributable to Viacom	383	371	3	(1)	4	836	784	7	(2)	9
Adjusted diluted EPS from continuing operations	0.95	0.92	3	-	3	2.07	1.95	6	(2)	8

† Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

FILMED ENTERTAINMENT

2

Paramount Pictures delivered its ninth straight quarter of improved year-over-year adjusted operating income, largely driven by gains at the global box office and monetization of library IP.

QUARTERLY FINANCIAL RESULTS

$ millions

FQ2'19	TOTAL	B/(W)%	DOMESTIC	B/(W)%	INTERNATIONAL	B/(W)%
Revenues	$ 730	(1)%	$ 353	(7)%	$ 377	4 %
Theatrical	172	244	66	144	106	361
Home Entertainment	154	(6)	104	3	50	(19)
Licensing	315	(34)	124	(43)	191	(27)
Ancillary	89	75	59	74	30	76
Expenses	701	4				
Adjusted OI	$ 29	222 %				

All figures are presented on a reported segment basis as impact from foreign exchange is not material.

- Adjusted OI increased by $20 million YOY.
- Total revenue declined 1%, as strong growth in theatrical and ancillary revenues was offset by lower licensing revenues.
- Theatrical revenue more than tripled, driven by strong carryover performance and current quarter releases.
  - Paramount has delivered three consecutive quarters of year-over-year growth in worldwide theatrical revenue.
- Licensing revenue was primarily impacted by the timing of TV production availabilities and comparisons to last year's direct-to-SVOD release of certain films.
- Growth in worldwide ancillary revenue was primarily driven by a new music rights licensing agreement.

ADJUSTED OPERATING INCOME YOY IMPROVEMENT

$ IN MILLIONS


Nine Straight Quarters of Improvement
+$70
+$35
+$94
+$50
+$75
+$35
+$81
+$40
+$20
FQ2'17
FQ3'17
FQ4'17
FQ1'18
FQ2'18
FQ3'18
FQ4'18
FQ1'19
FQ2'19

VIACOM

FILMED ENTERTAINMENT 3 OPERATIONAL HIGHLIGHTS  Paramount continued its global box office momentum in the fiscal second quarter, driven by Bumblebee and What Men Want.  Pet Sematary, released in FQ3 and adapted from Stephen King’s horror novel, performed well in theaters.  Paramount’s film slate for the remainder of fiscal 2019 includes: Pet Sematary − Rocketman, the highly anticipated biographical musical film about Elton John – debuting in the U.S. in May. − Dora and the Lost City of Gold, a live action film based on Nickelodeon’s Dora the Explorer franchise – scheduled for release in August.  Paramount Television’s momentum continued, with 22 shows ordered to or in production. Rocketman − Delivered critically acclaimed Boomerang to BET in the quarter, with a second season announced in April. − Producing a third season of Tom Clancy’s Jack Ryan for Amazon, as well as a second season of The Haunting of Hill House for Netflix. Dora and the Lost City of Gold Boomerang

4

MEDIA NETWORKS

Viacom Media Networks achieved meaningful distribution on new and existing platforms, while growing Advanced Marketing Solutions and viewership share across flagship networks.

QUARTERLY FINANCIAL RESULTS

$ millions

FQ2'19	TOTAL	B/(W) %	FX IMPACT %	CONSTANT CURRENCY BASIS†	DOMESTIC	B/(W) %	INTERNATIONAL	B/(W) %	FX IMPACT %	CONSTANT CURRENCY BASIS†
Revenues	$ 2,267	(7)%	(2)%	(5)%	$ 1,824	(2)%	$ 443	(22)%	(9)%	(13)%
Advertising	1,033	(7)	(4)	(3)	820	(2)	213	(19)	(13)	(6)
Affiliate	1,139	(6)	(2)	(4)	936	(2)	203	(19)	(6)	(13)
Consumer Products, Recreation & Live Events*	95	(18)	(1)	(17)	68	3	27	(46)	(2)	(44)
Expenses	1,585	8	3	5						
Adjusted OI	$ 682	(3)%	1 %	(4)%						

* Beginning Q1 2019, Media Networks revenue components previously reported as Ancillary were renamed to Consumer Products, Recreation and Live Events. Furthermore, certain components previously reported as Ancillary were reclassified to Affiliate. Prior period amounts have been recast to conform to the current presentation.
† Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

- Domestic advertising revenue growth rate improved for the second quarter, driven by accelerating growth in Advanced Marketing Solutions (AMS).
  - AMS revenue increased 76% in the quarter compared to 54% in the fiscal first quarter, benefiting from the Pluto TV integration.
  - This year's late Easter timing had a 1% unfavorable impact on the domestic ad sales growth rate.
- Domestic affiliate revenue declined due to SVOD library licensing, which was halted while finalizing Pluto TV's content strategy. Contractual rate increases were largely offset by subscriber declines.
- International revenue was impacted by foreign exchange, macroeconomic headwinds in the U.K. and the timing of SVOD.
- The decrease in revenue from consumer products, recreation and live events resulted from softness in certain consumer product franchises internationally.
- Adjusted OI declined 3%, reflecting lower revenue, partially offset by the timing and mix of original program launches, and cost transformation savings.

DOMESTIC ADVERTISING REVENUE

YOY IMPROVEMENT (%)



Improving Trends in Domestic Ad Sales
FQ3'18
FQ4'18
FQ1'19
FQ2'19
-3%
-4%
-3%
-2%

ADVANCED MARKETING SOLUTIONS REVENUE

YOY GROWTH (%)



Accelerating YOY Growth
+21%
+32%
+54%
+76%
FQ3'18
FQ4'18
FQ1'19
FQ2'19

viacom

5

MEDIA NETWORKS

OPERATIONAL HIGHLIGHTS

- Viacom maintained the #1 share of basic cable viewing with key domestic audiences in the quarter, including the 2-49, 2-11, 12-17, 18-34 and African American demos.
- In Live+SD viewing, Viacom flagships grew share by 2% YOY.
  - Comedy Central delivered its eighth consecutive quarter of share growth – up 12% YOY.
  - MTV was the fastest growing network in primetime among the top 30 broadcast and cable networks, and increased share for the eighth straight quarter – up 5% YOY.
  - Paramount Network earned its second consecutive quarter of share growth – up 3% YOY.
- Viacom had more top 10 and top 30 original cable series in the quarter than any other cable family among key demos.
- Internationally, Channel 5 delivered its third consecutive quarter of growth in viewership share, while Telefe maintained its #1 position and grew share for the fourth straight quarter.
- Viacom Digital Studios (VDS) continued to grow digital consumption in the quarter, with original programming and content from flagship brands.
  - Video views grew 69% YOY to 6.4B and more than doubled watch time YOY with nearly 10B minutes viewed.
  - Comedy Central delivered its best quarter ever for digital video streams and watch time – up 40% and 71% YOY, respectively.
- Studio production continued to expand globally.
  - Awesomeness' *PEN15* premiered on Hulu to outstanding reviews, with a second season announced in May.
  - Awesomeness produced the recently released Netflix film, *The Perfect Date*, and upcoming Netflix series, *Trinkets*.
  - Viacom International Studios continued to grow its global footprint, with new production centers in Madrid and Manchester announced in April.

LEADERSHIP IN KEY DEMOS

P2-49	P2-11	P12-17	P12-34	P18-34	African Americans
#1	#1	#1	#1	#1	#1

Source: Nielsen Media
Note: English-speaking basic cable; Live+7.

FLAGSHIP NETWORKS U.S. SHARE GROWTH
YOY GROWTH (%)

FLAGSHIP +2%	
COMEDY CENTRAL	+12%
MTV	+5%
Paramount NETWORK	+3%

Source: Nielsen Media
Note: Flagship networks are MTV, Comedy Central, BET, Nickelodeon and Paramount Network.
Live+SD; FQ2'19

VIACOM HELD THE MOST TOP 10 ORIGINAL SERIES ON CABLE (P18-34)

LIF	1	Surviving R. Kelly
AMC	2	The Walking Dead
MTV	3	**Teen Mom II**
VH1	4	**Love & Hip Hop**
BRAV	5	The Real Housewives of Atlanta
MTV	6	**The Challenge: War of the World**
VH1	7	**Love & Hip Hop Miami**
VH1	8	**Black Ink Crew**
BRAV	9	Below Deck
AEN	10	Live PD

Source: Nielsen Media, C3 for P18-34; FQ2'19; New episodes only.
Excludes news/sports/movies/specials; 3 T/C minimum.

viacom

6

SPOTLIGHT ON DISTRIBUTION & PLUTO TV

Viacom advanced its distribution across traditional and virtual MVPDs, mobile and direct-to-consumer; expanded product line with Pluto TV acquisition.

In March, Viacom reached a new long-term deal with AT&T:

- Includes broad carriage of Viacom brands on DirecTV and U-Verse.
- Viacom has renewed or extended the vast majority of its subscriber base.

Expanded carriage on vMVPDs:

- Gained carriage on AT&T's DirecTV Now Plus and Max offerings.
- Added to fuboTV's live TV streaming service and Charter Spectrum TV Essentials.

Growing momentum in mobile:

- Announced a significant content distribution agreement as the cornerstone of T-Mobile's forthcoming mobile video service.
- Added MTV, Nick and TV Land to AT&T Watch.
- Viacom International Media Networks (VIMN) launched MTV Play on U.K. mobile provider EE and Paramount+, a cross-brand streaming video service, on Telia in Finland.
  - VIMN now has 22 mobile-only content deals with 18 operators in 30+ countries.

Broadened SVOD and direct-to-consumer distribution:

- Nickelodeon's Noggin crossed 2.5M subscribers globally.
- Noggin, Nick Hits, Comedy Central Now and MTV Hits will be offered as Apple TV Channels in the all-new Apple TV App for iPhone, iPad and Apple TV later this month, on Samsung this spring and on Mac this fall.
- In April, Paramount+ signed its first Latin American partnership with NET in Brazil and Claro video in the rest of Latin America, including on mobile.

Accelerated growth in free streaming TV with Pluto TV:

- At the end of April, monthly active users grew to approximately 16 million, up 31% since December 2018.
- Announced several new distribution and content deals:
  - Comcast recently announced the inclusion of Pluto TV in its Xfinity Flex service, and Pluto TV will be coming to Xfinity X1 soon.
  - Grew roster of 150+ content partners with recent additions of CNN, BBC and Major League Soccer.
- Viacom launched 14 library channels on Pluto TV, broadening the content offering to kids, women and African Americans.
  - Launching Pluto Latino, its U.S. Hispanic channels, in July.
- International plans include launches in Latin America and Switzerland, and expansion in the U.K., Germany and Austria.

AT&T DIRECTV NOW fuboTV Charter Spectrum T-Mobile tv

PLUTO TV

MONTHLY ACTIVE USERS
IN MILLIONS


12
+31%
16
December 2018
April 2019

RECENT CHANNEL LAUNCHES


BET PLUTO TV
PLUTO TV
PLUTO TV
nick PLUTO TV
nick jr. PLUTO TV
MOVIE CHANNEL

viacom

BALANCE SHEET & LIQUIDITY 7 Viacom continued its focus on de-levering the balance sheet and delivered improvements in free cash flow. †  At March 31, 2019, gross debt GROSS DEBT ADJUSTED GROSS DEBT* outstanding was $8.96 billion. Adjusted $ millions $ millions gross debt was $8.31 billion. $10,084 -11% $8,959 $9,434 -12% $8,309  For the six months ended March 31, 2019, net cash provided by operating activities increased $420 million to $719 million. 3/31/18 3/31/19 3/31/18 3/31/19  For the six months ended March 31, 2019, free cash flow increased $407 million to $642 million. YTD NET CASH PROVIDED BY YTD FREE CASH FLOW† OPERATING ACTIVITIES $ millions $ millions $642 $719 $299 $235 FQ2’18 FQ2’19 FQ2’18 FQ2’19 * Adjusted Gross Debt reflects 50% equity credit applied by S&P and Fitch to $1.3B of hybrid securities, reducing gross debt by $650M. † Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

ABOUT VIACOM 8 Viacom creates entertainment experiences that drive conversation and culture around the world. Through television, film, digital media, live events, merchandise and solutions, our brands connect with diverse, young and young at heart audiences in more than 180 countries. For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s Twitter feed (twitter.com/viacom), Facebook page (facebook.com/viacom) and LinkedIn profile (linkedin.com/company/viacom). CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; competition for content, audiences, advertising and distribution in a swiftly consolidating industry; the public acceptance of our brands, programs, films and other entertainment content on the various platforms on which they are distributed; the impact on our advertising revenues of declines in linear television viewing, deficiencies in audience measurement and advertising market conditions; the potential for loss of carriage or other reduction in the distribution of our content; evolving cybersecurity and similar risks; the failure, destruction or breach of our critical satellites or facilities; content theft; increased costs for programming, films and other rights; the loss of key talent; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; a potential inability to realize the anticipated goals underlying our ongoing investments in new businesses, products, services and technologies; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2018 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non- GAAP financial information contained in this news release are included in this news release or available on our website at ir.viacom.com. CONTACTS PRESS INVESTORS Justin Dini James Bombassei Senior Vice President, Corporate Communications Senior Vice President, Investor Relations and Treasurer (212) 846-2724 (212) 258-6377 justin.dini@viacom.com james.bombassei@viacom.com Justin Blaber Jaime Morris Senior Director, Corporate Communications Vice President, Investor Relations (212) 846-3139 (212) 846-5237 justin.blaber@viacom.com jaime.morris@viacom.com Pranita Sookai Director, Corporate Communications (212) 846-7553 pranita.sookai@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) Quarter Ended Six Months Ended March 31, March 31, (in millions, except per share amounts) 2019 2018 2019 2018 Revenues $ 2,958 $ 3,148 $ 6,048 $ 6,221 Expenses: Operating 1,524 1,681 3,207 3,244 Selling, general and administrative 743 771 1,427 1,510 Depreciation and amortization 54 55 104 108 Restructuring and related costs 24 185 95 185 Legal settlement 40 — 40 — Total expenses 2,385 2,692 4,873 5,047 Operating income 573 456 1,175 1,174 Interest expense, net (118) (143) (245) (290) Equity in net earnings of investee companies — 2 1 3 Gain/(loss) on marketable securities 38 — (8) — Gain on extinguishment of debt — — 18 25 Other items, net (5) (28) (12) (32) Earnings from continuing operations before provision for income taxes 488 287 929 880 Provision for income taxes (120) (23) (230) (65) Net earnings from continuing operations 368 264 699 815 Discontinued operations, net of tax 13 10 16 12 Net earnings (Viacom and noncontrolling interests) 381 274 715 827 Net earnings attributable to noncontrolling interests (5) (8) (18) (24) Net earnings attributable to Viacom $ 376 $ 266 $ 697 $ 803 Amounts attributable to Viacom: Net earnings from continuing operations $ 363 $ 256 $ 681 $ 791 Discontinued operations, net of tax 13 10 16 12 Net earnings attributable to Viacom $ 376 $ 266 $ 697 $ 803 Basic earnings per share attributable to Viacom: Continuing operations $ 0.90 $ 0.64 $ 1.69 $ 1.97 Discontinued operations 0.03 0.02 0.04 0.03 Net earnings $ 0.93 $ 0.66 $ 1.73 $ 2.00 Diluted earnings per share attributable to Viacom: Continuing operations $ 0.90 $ 0.64 $ 1.69 $ 1.96 Discontinued operations 0.03 0.02 0.04 0.03 Net earnings $ 0.93 $ 0.66 $ 1.73 $ 1.99 Weighted average number of common shares outstanding: Basic 403.3 402.6 403.2 402.5 Diluted 403.7 402.9 403.6 402.7

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except par value) March 31, September 30, 2019 2018 ASSETS Current assets: Cash and cash equivalents $ 486 $ 1,557 Receivables, net 3,088 3,141 Inventory, net 855 896 Prepaid and other assets 571 482 Total current assets 5,000 6,076 Property and equipment, net 895 919 Inventory, net 3,919 3,848 Goodwill 11,888 11,609 Intangibles, net 341 313 Other assets 1,050 1,018 Total assets $ 23,093 $ 23,783 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 394 $ 433 Accrued expenses 772 848 Participants’ share and residuals 729 719 Program obligations 732 662 Deferred revenue 464 398 Current portion of debt 322 567 Other liabilities 459 427 Total current liabilities 3,872 4,054 Noncurrent portion of debt 8,637 9,515 Participants’ share and residuals 415 523 Program obligations 380 498 Deferred tax liabilities, net 319 296 Other liabilities 1,192 1,186 Redeemable noncontrolling interest 253 246 Commitments and contingencies Viacom stockholders’ equity: Class A common stock, par value $0.001, 375.0 authorized; 49.4 and 49.4 — — outstanding, respectively Class B common stock, par value $0.001, 5,000.0 authorized; 353.9 and 353.7 — — outstanding, respectively Additional paid-in capital 10,161 10,145 Treasury stock, 392.8 and 393.1 common shares held in treasury, respectively (20,554) (20,562) Retained earnings 19,197 18,561 Accumulated other comprehensive loss (828) (737) Total Viacom stockholders’ equity 7,976 7,407 Noncontrolling interests 49 58 Total equity 8,025 7,465 Total liabilities and equity $ 23,093 $ 23,783

VIACOM INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Six Months Ended March 31, (in millions) 2019 2018 OPERATING ACTIVITIES Net earnings (Viacom and noncontrolling interests) $ 715 $ 827 Discontinued operations, net of tax (16) (12) Net earnings from continuing operations 699 815 Reconciling items: Depreciation and amortization 104 108 Feature film and program amortization 2,086 2,245 Equity-based compensation 26 35 Deferred income taxes 22 (11) Loss on marketable securities 8 — Operating assets and liabilities, net of acquisitions: Receivables 110 (56) Production and programming (2,155) (2,376) Accounts payable and other current liabilities (188) (467) Other, net 7 6 Net cash provided by operating activities 719 299 INVESTING ACTIVITIES Acquisitions and investments, net (391) (71) Capital expenditures (77) (64) Proceeds received from asset sales 5 44 Grantor trust proceeds 3 4 Net cash used in investing activities (460) (87) FINANCING ACTIVITIES Debt repayments (1,100) (1,000) Dividends paid (161) (161) Exercise of stock options — 2 Other, net (65) (53) Net cash used in financing activities (1,326) (1,212) Effect of exchange rate changes on cash and cash equivalents (4) 28 Net change in cash and cash equivalents (1,071) (972) Cash and cash equivalents at beginning of period 1,557 1,389 Cash and cash equivalents at end of period $ 486 $ 417

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"), including consolidated adjusted operating income, adjusted earnings from continuing operations before provision for income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, to evaluate our actual operating performance and for planning and forecasting of future periods.

We also utilize free cash flow, which is a non-GAAP financial measure, because we believe the use of this measure provides investors with an important perspective on our liquidity, including our ability to service debt and make investments in our business.

In addition, because foreign currency headwinds can be significant and unpredictable and are outside of our control, we provide certain financial information on a constant currency basis, excluding the impact of currency fluctuations, in order to provide a clearer view of our operating performance. This information compares results between periods as if exchange rates had remained constant period-over-period. We calculate this information by converting current-period local currency results using prior-year period average foreign currency exchange rates.

We believe that each of these adjusted measures provides relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies, facilitate period-to-period comparisons of our business performance and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before provision for income taxes, provision for income taxes, net earnings from continuing operations attributable to Viacom, diluted EPS from continuing operations and net cash provided by operating activities as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

The following tables reconcile our results of operations reported in accordance with GAAP for the quarters and six months ended March 31, 2019 and 2018 to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP).

(in millions, except per share amounts)

	Quarter Ended March 31, 2019				
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes [1]	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$ 573	$ 488	$ 120	$ 363	$ 0.90
Factors Affecting Comparability:					
Restructuring and related costs [2]	24	24	6	18	0.04
Legal settlement [3]	40	40	9	31	0.08
Gain on marketable securities [4]	—	(38)	(9)	(29)	(0.07)
Adjusted results (Non-GAAP)	$ 637	$ 514	$ 126	$ 383	$ 0.95

(in millions, except per share amounts)

	Six Months Ended March 31, 2019				
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes [1]	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$ 1,175	$ 929	$ 230	$ 681	$ 1.69
Factors Affecting Comparability:					
Restructuring, related costs and programming charges [2]	172	172	40	132	0.32
Legal settlement [3]	40	40	9	31	0.08
Gain on extinguishment of debt [5]	—	(18)	(4)	(14)	(0.03)
Loss on marketable securities [4]	—	8	2	6	0.01
Adjusted results (Non-GAAP)	$ 1,387	$ 1,131	$ 277	$ 836	$ 2.07

(in millions, except per share amounts)

	Quarter Ended March 31, 2018				
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes [1]	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$ 456	$ 287	$ 23	$ 256	$ 0.64
Factors Affecting Comparability:					
Restructuring and related costs [2]	185	185	44	141	0.35
Gain on asset sale [6]	—	(16)	—	(16)	(0.04)
Investment impairment [7]	—	46	10	36	0.09
Discrete tax benefit [8]	—	—	46	(46)	(0.12)
Adjusted results (Non-GAAP)	$ 641	$ 502	$ 123	$ 371	$ 0.92

(in millions, except per share amounts)

	Six Months Ended March 31, 2018				
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes [1]	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$ 1,174	$ 880	$ 65	$ 791	$ 1.96
Factors Affecting Comparability:					
Restructuring and related costs [2]	185	185	44	141	0.35
Gain on extinguishment of debt [5]	—	(25)	(6)	(19)	(0.05)
Gain on asset sale [6]	—	(16)	—	(16)	(0.04)
Investment impairment [7]	—	46	10	36	0.09
Discrete tax benefit [8]	—	—	149	(149)	(0.36)
Adjusted results (Non-GAAP)	$ 1,359	$ 1,070	$ 262	$ 784	$ 1.95

(1) The tax impact has been calculated by applying the tax rates applicable to the adjustments presented.

(2) During fiscal 2018, we launched a program of cost transformation initiatives to improve our margins. We recognized pre-tax charges of $24 million and $172 million in the quarter and six months ended March 31, 2019, respectively, associated with continuing initiatives primarily related to recent management changes and reorganization at *Media Networks*, comprised of $24 million and $95 million of restructuring and related costs in the quarter and six months, respectively, and $77 million of programming charges in the six months. The programming charges resulted from decisions by management newly in place, as part of our 2018 restructuring activities, to cease the use of certain programming, and are included within *Operating expenses* in the Consolidated Statements of Earnings.

We recognized restructuring and related costs of $185 million in the quarter and six months ended March 31, 2018, resulting from the program of cost transformation initiatives described above.

(3) An expense of $40 million was recognized in connection with the settlement of a commercial dispute in the quarter and six months ended March 31, 2019.

(4) Pursuant to our adoption of Accounting Standards Update 2016-01, which requires the changes in fair value measurement of marketable securities to be recognized in the Consolidated Statements of Earnings, we recorded a non-operating gain on marketable securities of $38 million in the quarter ended March 31, 2019 and a non-operating loss on marketable securities of $8 million in the six months ended March 31, 2019 in the Consolidated Statements of Earnings.

(5) We redeemed senior notes and debentures totaling $1.128 billion in the six months ended March 31, 2019. As a result, we recognized a pre-tax extinguishment gain of $18 million in the Consolidated Statements of Earnings.

We redeemed senior notes and debentures totaling $1.039 billion in the six months ended March 31, 2018. As a result of these transactions, we recognized a pre-tax extinguishment gain of $25 million in the Consolidated Statements of Earnings.

(6) We completed the sale of a 1% equity interest in Viacom18 to our joint venture partner for $20 million, resulting in a gain of $16 million in the quarter and six months ended March 31, 2018, included within *Other items, net* in the Consolidated Statements of Earnings.

(7) We recognized a $46 million impairment loss in the quarter and six months ended March 31, 2018, included within *Other items, net* in the Consolidated Statements of Earnings, in connection with the write off of certain cost method investments.

(8) The net discrete tax benefit in the quarter ended March 31, 2018 was principally related to the measurement of the deferred tax balances from the retroactive reenactment of legislation allowing for accelerated tax deductions on certain qualified film and television productions, partially offset by a refinement of the transition tax on the deemed repatriation of indefinitely reinvested earnings of our international subsidiaries. Discrete tax benefits in the six months ended March 31, 2018 were principally related to the U.S. enactment of the Tax Cuts and Jobs Act.

The following table reconciles our net cash provided by operating activities (GAAP) for the quarters and six months ended March 31, 2019 and 2018 to free cash flow (non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures. Reconciliation of net cash provided by operating activities Quarter Ended Better/ Six Months Ended Better/ to free cash flow March 31, (Worse) March 31, (Worse) (in millions) 2019 2018 $ 2019 2018 $ Net cash provided by operating activities (GAAP) $ 491 $ 287 $ 204 $ 719 $ 299 $ 420 Capital expenditures (40) (36) (4) (77) (64) (13) Free cash flow (Non-GAAP) $ 451 $ 251 $ 200 $ 642 $ 235 $ 407